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Commission schedule for American Legacy "clone" products Pre-Eff 1 filings 5/02

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INDIVIDUAL LIFE COMMISSION SCHEDULE
AMERICAN LEGACY - LIFE PRODUCTS - as of May 2002

For Payment of First Year Policy Commissions, Renewal Commissions and Service
Fees

SINGLE LIFE PRODUCTS:

                 FIRST YEAR  FIRST YEAR       RENEWAL PREMIUM  RENEWAL PREMIUM  SERVICE FEES  RENEWAL ASSET  RENEWAL      RENEWAL
                 TARGET      EXCESS PREMIUM   YEARS 2-4        YEARS 5-10       YEARS 11+     BASED          ASSET BASED ASSET BASED
                 PREMIUM                                                                      YEARS 2-4      YEARS 5-20   YEARS 21+
CAREER AGENTS:
Option A             50.00%       2.25%            2.25%            2.25%            2.25%           0              0            0
Option B             50.00%       2.25%            2.25%              0                0             0            .25%          .15%
Option C             50.00%       2.25%              0                0                0            .35%          .35%          .15%
BROKERS:
Option A             90.00%       3.50%            3.50%            3.50%              0             0              0            0
Option B             90.00%       3.50%            3.50%              0                0             0            .35%          .20%
Option C             90.00%       3.50%              0                0                0            .50%          .50%          .20%



SURVIVORSHIP PRODUCTS:

                 FIRST YEAR  FIRST YEAR       RENEWAL PREMIUM  RENEWAL PREMIUM  SERVICE FEES  RENEWAL ASSET  RENEWAL      RENEWAL
                 TARGET      EXCESS PREMIUM   YEARS 2-4        YEARS 5-10       YEARS 11+     BASED          ASSET BASED ASSET BASED
                 PREMIUM                                                                      YEARS 2-4      YEARS 5-20   YEARS 21+
CAREER AGENTS:
Option A             50.00%       2.25%            2.25%            2.25%            2.25%           0             0            0
Option B             50.00%       2.25%            2.25%              0                0             0           .25%          .15%
Option C             40.00%       2.25%            2.25%              0                0             0           .50%          .15%
BROKERS:
Option A             90.00%       3.50%            3.50%            3.50%              0             0             0            0
Option B             90.00%       3.50%            3.50%              0                0             0           .35%          .20%
Option C             70.00%       3.50%            3.50%              0                0             0           .65%          .20%



Additional First Year Commission Paid:

a. The First Year Target rate for increase in specified amount (An increase for this purpose will inlcude only the portion of the increase in excess of the previous highest specified amount).

b. The First Year Target rate times the cost of insurance for all other increases or rider additions.

There will be a prorata chargeback of these commissions if within 12 months of an increase, the policy is surrendered or such increase in coverage is decreased on deleted. Additional chargebacks may be imposed for decreases of more than 25% of the specified amount in the first 10 policy years.

NOTE: Commission schedules may vary based on selling agreements with individual broker dealers, and production levels.